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                                                                     Exhibit 5.1


                  [MORRIS, NICHOLS, ARSHT & TUNNELL LETTERHEAD]


                                September 4, 2002

Unocal Corporation
2141 Rosecrans Avenue, Suite 4000
El Segundo, CA  90245

            Re:   Registration Statement on Form S-4 of Unocal Corporation

Ladies and Gentlemen:

            You have requested our opinion with respect to certain matters of Delaware law in connection with the above-captioned Registration Statement on Form S-4 (the "Registration Statement") to be filed by Unocal Corporation, a Delaware corporation ("Unocal"), with the United States Securities and Exchange Commission (the "Commission") with respect to the shares of Unocal common stock, par value $1.00 per share (the "Unocal Common Stock"), proposed to be issued in connection with Unocal's offer (the "Offer"), through Union Oil Company of California, a wholly owned subsidiary of Unocal ("Union Oil"), to acquire all the outstanding shares of common stock (the "Pure Common Stock") of Pure Resources, Inc. ("Pure") not already owned by Union Oil for 0.6527 shares of Unocal Common Stock for each share of Pure Common Stock.

            For purposes of rendering the opinion expressed herein, we have examined and relied upon the following documents in the forms provided to us by or on behalf of Unocal: the certificate of incorporation of Unocal, as amended to date; the current Bylaws of Unocal; the Registration Statement (excluding the annexes and appendices thereto); the resolutions (the "Resolutions") adopted by the Board of Directors of Unocal (the "Board of Directors") relating to the Offer and the issuance of the shares of Unocal Common Stock to be issued in connection with the Offer; and a certification of good standing of Unocal obtained from the Office of the Secretary of State of the State of Delaware on September 4, 2002. We have assumed for purposes of this opinion the due incorporation and organization of Unocal. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the
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Unocal Corporation
September 4, 2002
Page 2


above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based upon and subject to the foregoing and the additional assumptions set forth below, and limited in all respects to matters of Delaware law, it is our opinion that the shares of Unocal Common Stock being registered under the Registration Statement, when issued on the terms provided for in the Offer, will be validly issued, fully paid and nonassessable.

            In connection with our opinion expressed above, we have also assumed that: (i) the Resolutions were adopted by the Board of Directors at a meeting of the Board of Directors held after due notice thereof at which a quorum of the duly elected directors of Unocal was present and acting throughout; (ii) there will be a sufficient number of authorized and unissued shares of Unocal Common Stock to satisfy the obligations of Unocal to issue shares of Unocal Common Stock as provided for in the Offer and that none of such shares of Unocal Common Stock will have been previously subscribed for or otherwise committed to be issued; (iii) prior to the issuance of the shares of Unocal Common Stock to be issued on the terms provided for in the Offer, Unocal, or Union Oil on its behalf, will receive for each share of Unocal Common Stock to be issued on the terms provided for in the Offer shares of Pure Common Stock having a value at least equal to the par value of a share of Unocal Common Stock; and (iv) upon consummation of the Offer, Unocal will issue certificates, containing the information required by Section 151(f) of the General Corporation Law of the State of Delaware, representing the shares of Unocal Common Stock, and that such certificates shall represent the proper number of shares of Unocal Common Stock to be issued pursuant to the Offer.

            We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

            The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date of this opinion.

            This opinion is furnished to you in connection with your filing of the Registration Statement and, except as consented to, supra, is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                    Very truly yours,


                                    /s/  Morris, Nichols, Arsht & Tunnell